AMENDMENT TO RESTATED AND AMENDED EMPLOYMENT AGREEMENT


     This amendment (the "Amendment") dated as of January 8, 1999 (the "Effective Date") to the Restated and Amended Employment Agreement dated January 6, 1997 (the "Employment Agreement") by and between Compu-DAWN, Inc., a Delaware corporation (the "Company") and Louis Libin (the "Executive").

                                 R E C I T A L S


     WHEREAS, the parties hereto entered into the Employment Agreement on January 6, 1997.

     WHEREAS, the parties desire to amend the bonus provisions of the Employment Agreement in their entirety as set forth herein and that all other terms of the Employment Agreement shall continue in full force and effect as amended hereby.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. All capitalized terms not defined herein shall have the meanings ascribed to them in the Employment Agreement.

     2. Elimination of Certain Provisions The terms and provisions of Sections 1.4(b), 1.4(c) and 1.4(d) of the Employment Agreement are hereby eliminated and shall have no further application, force and effect.

     3. Additional Terms and Provisions. The following terms and provisions are hereby added to the Employment Agreement:

     3.1 Waiver of Salary Increase. It is hereby agreed that as a result of the Executive's waiver of salary increase pursuant to the Executive's waiver dated January 4, 1999, the Executive's salary shall be $225,000 per annum for the eight (8) month period ending December 31, 1999.

     3.2 Bonus. In addition to the Salary set forth in Section 1.4(a) of the Employment Agreement, the Executive shall be entitled to receive a bonus (the "Bonus") to be determined by the mutual agreement of the Company and the Executive which, among other things, will allow the Executive to earn such a Bonus of up to fifty percent (50%) of the Executive's Salary each year, based on certain performance thresholds. The Company and the Executive shall use best efforts to determine and memorialize the terms of the Bonus within thirty (30) days hereof.

     3.3 Options. The Company shall grant to the Executive common stock purchase options to purchase the number of shares of common stock of the Company upon the terms and conditions set forth in the stock option agreement attached hereto as
Exhibit 3.3.

     3.4 1999 Stock Rights Grant Plan. The Executive shall be a participant in the Company's 1999 Stock Rights Grant Plan (the "Rights Plan"). The Executive's right to be a participant in the Rights Plan and the terms of his participation in the Rights Plan shall be governed by the terms and provisions of the Rights Plan.

     4. Miscellaneous.

     4.1 Severability. If any provision contained in this Amendment is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

     4.2 Waiver, Modification, and Integration. The waiver by any party hereto of a breach of any provision of this Amendment shall not operate or be construed as a waiver of any subsequent breach by any party. The Employment Agreement as amended by this Amendment (collectively the "Agreement") contains the entire agreement of the parties concerning employment and supersedes all prior and contemporaneous representations, understandings and agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Company and all such prior or contemporaneous representations, understandings and agreements, both oral and written, are hereby terminated. The terms of this Agreement may not be modified, altered or amended except by written agreement of the Executive and the Company, subject to the prior approval of the Board of Directors of the Company.

     4.3 Counterpart Execution. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

                                            COMPU-DAWN, INC.


                                            BY:/s/ Mark Honigsfeld
                                               -----------------------------
                                               Mark Honigsfeld
                                               Chief Executive Officer


                                            EXECUTIVE:

                                            /s/ Louis Libin
                                            --------------------------------
                                            LOUIS LIBIN